                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the registrant / /
Filed by a party other than the registrant /X/
Check the appropriate box:
/ /  Preliminary proxy statement           / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           USFreightways Corporation
                (Name of Registrant as Specified in Its Charter)

                           USFreightways Corporation
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/ No Fee Required.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, schedule or registration statement no.:

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(3) Filing party:
USFreightways Corporation
(4) Date filed:
March 25, 1998

                         USFREIGHTWAYS CORPORATION LOGO

                           USFREIGHTWAYS CORPORATION
                          9700 HIGGINS ROAD, SUITE 570
                            ROSEMONT, ILLINOIS 60018

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held on May 1, 1998

To the Stockholders of USFreightways Corporation:

     The 1998 Annual Meeting of Stockholders of USFreightways Corporation, a Delaware corporation (the "Company"), will be held in the Regency Ballroom at The Rosewood Restaurant, 9421 W. Higgins Road, Rosemont, Illinois 60018, on May 1, 1998 at 10:00 A.M. for the following purposes, as more fully described in the accompanying Proxy Statement:

          1. To elect three directors to serve a term of 3 years or until their respective successors are elected and qualified; and

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record of the Company's Common Stock, par value $0.01 per share, at the close of business on March 10, 1998, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting, as more fully described in the Proxy Statement.

     The Company's Annual Report to Stockholders is being mailed concurrently with this Notice and Proxy Statement to all stockholders of record. The Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1998, as filed with the Securities and Exchange Commission, may be obtained by any stockholder upon written request to the Secretary of the Company at the address set forth above.

     All stockholders are cordially invited to attend the meeting. Those who cannot attend are urged to sign, date and otherwise complete the enclosed proxy and return it promptly in the envelope provided. Any stockholder giving a proxy has the right to revoke it at any time before it is voted.

                                           By order of the Board of Directors

                                           RICHARD C. PAGANO
                                           Secretary

Rosemont, Illinois
March 25, 1998

                             ---------------------

                                   THIS PAGE
                                 INTENTIONALLY
                                   LEFT BLANK
                             ---------------------

                           USFREIGHTWAYS CORPORATION
                          9700 HIGGINS ROAD, SUITE 570
                            ROSEMONT, ILLINOIS 60018

                                PROXY STATEMENT
                           -------------------------

                        Approximate date proxy material
                          first sent to stockholders:
                                 March 25, 1998
                           -------------------------

     The following information is provided in connection with the solicitation of proxies for the Annual Meeting of Stockholders of USFreightways Corporation, a Delaware corporation (the "Company"), to be held on May 1, 1998, and adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement.

                              GENERAL INFORMATION

SOLICITATION OF PROXIES

     A form of proxy is being furnished herewith by the Company to each stockholder and, in each case, such proxy is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. Solicitation will be made by mail, and may also be made by telephone, telegraph or facsimile transmission by directors, officers and regular employees of the Company, but these persons will not be separately compensated for such solicitation services. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories and other fiduciaries, for costs incurred in forwarding proxy solicitation material to their principals.

AUTHORITY CONFERRED BY PROXIES

     Each proxy duly executed and returned by stockholders and received by the Company before the Meeting will be voted FOR the election of each of the three nominee directors specified herein unless a contrary choice is specified in the proxy. Where a contrary specification is indicated as provided in the proxy, the shares represented by the proxy will be voted in accordance with the specification made. As to other matters, if any, to be voted upon at the Meeting, the persons designated as proxies in the accompanying form of proxy will take such action as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors and each of them is a director or an officer of the Company.

REVOCABILITY OF PROXIES

     Execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it at any time by: (i) a later dated proxy, duly executed and delivered or presented at the Meeting; (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting; or (iii) attendance at the Meeting and voting in person.

VOTING SECURITIES AND RECORD DATE

     The Company's voting securities currently issued and outstanding consist of one class of Common Stock, par value $0.01 per share (the "Common Stock"). The Company has outstanding 26,128,852 shares of Common Stock as of the close of business on March 10, 1998 (the "Record Date"). Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Representation at the Meeting by the holders of a majority of the shares of Common Stock outstanding on the Record Date, either by personal attendance or by proxy, will constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth information as of December 31, 1997, with respect to the beneficial ownership of the Company's outstanding Common Stock by each stockholder known to the best of the Company's knowledge and belief to be the beneficial owner of more than 5% of its Common Stock, each director, nominee and named executive officer and all the directors and named executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to shares beneficially owned by them.

                                                                 AMOUNT AND
                                                                 NATURE OF
                      NAME AND ADDRESS                           BENEFICIAL          PERCENT OF
                    OF BENEFICIAL OWNER                         OWNERSHIP(1)           CLASS
                    -------------------                         ------------         ----------
Fidelity Management & Research Company
  82 Devonshire Street
  Boston, MA 02109..........................................      2,837,000            10.89
J. Campbell Carruth.........................................         80,642(2,3)           *
James G. Connelly III.......................................              0                *
Robert V. Delaney...........................................         15,150                *
Christopher L. Ellis........................................         55,692(2,3,4,         *
                                                                           5)
Robert V. Fasso.............................................         28,507(3,4)           *
Morley Koffman..............................................         25,900                *
Robert P. Neuschel..........................................         20,150(5)             *
Anthony J. Paoni............................................              0                *
John W. Puth................................................         16,150                *
Neil A. Springer............................................         17,150                *
William N. Weaver, Jr.......................................         12,250                *
All directors and executive officers as a group (11
  persons)..................................................        271,591                1

---------------

* Less than 1%.

(1) Includes options to acquire the following shares which could be exercisable within 60 days of December 31, 1997 as follows: Mr. Carruth, 60,000 shares; Mr. Connelly, 0 shares; Mr. Delaney, 14,650 shares; Mr. Koffman, 14,650 shares; Mr. Puth, 14,650 shares; Mr. Neuschel, 14,650 shares; Mr. Springer, 14,650 shares; Mr. Weaver, 10,250 shares; Mr. Paoni, 0 shares; Mr. Fasso, 25,000 shares and Mr. Ellis, 45,000 shares.

(2) Includes shares held by the trustee of the USF Employees' 401K Retirement Plan for the benefit of each individual as follows: Mr. Carruth, 614 shares and Mr. Ellis, 654 shares.

(3) Includes shares held by the agent of the USF Employees' Stock Purchase Plan as follows: Mr. Carruth, 5,794 shares, Mr. Fasso, 506 shares and Mr. Ellis, 3,088 shares.

(4) Includes 2,250 restricted shares each for Messrs. Fasso and Ellis.

(5) Includes 150 and 2,500 shares owned by the spouses of Mr. Ellis and Mr. Neuschel, respectively.

                             ELECTION OF DIRECTORS

     The Company has adopted By-Laws that provide that the Board of Directors shall consist of not less than three and not more than twenty-one directors, with the exact number to be determined from time to time by the Board of Directors, and that the Board of Directors shall be divided into three classes, equal in number to the extent possible, and, if not all classes can be equal in number, that the Board of Directors shall decide which class is to have the unequal number.

     The Board of Directors has set the current number of directors at nine, and, as required by the By-Laws, divided into three classes with each class serving a three year term.

     Unless authority to do so is withheld as provided in the proxy, the proxies solicited by and on behalf of the Board of Directors will be voted FOR the election of Messrs. J. Campbell Carruth, Neil A. Springer and William N. Weaver, Jr. to serve a three year term, all of whom have been nominated by the Board of Directors to fill the position of those directors whose term expires as of the sixth annual meeting of the Company. If for any reason one or all of the nominees should be unable to serve or refuse to serve as a director (an event which is not anticipated), the persons named as proxies will vote for another candidate or candidates nominated by the Board of Directors, and discretionary authority to cast such votes is included in the proxy. The nominees receiving the highest number of votes of shares of Common Stock, up to the number of directors to be elected, shall be elected.

NOMINEES AND OTHER MEMBERS OF THE BOARD

     The Board of Directors has nominated for election the following three individuals to serve a three year term:

     J. CAMPBELL CARRUTH, age 67, was appointed as the Company's Chief Executive Officer and President in June 1991 and has been a director of the Company since December 1991. He was elected Chairman of the Board in January 1998.

     NEIL A. SPRINGER, age 59, has been a director of the Company since December 1991. He has been Managing Director of Springer Souder & Associates since June 1994. He was Senior Vice President of Slayton International Inc. from September 1992 to May 1994. Mr. Springer is a director of Idex Corporation and Dorsey Trailers, Inc.

     WILLIAM N. WEAVER, JR., age 63, has been the Company's Assistant Secretary since March 1992. Mr. Weaver is a member of the law firm of Sachnoff & Weaver, Ltd., an Illinois professional corporation, which is outside counsel to the Company. Mr. Weaver has practiced law in the State of Illinois since 1964 and serves as a director of System Software Associates, Inc. as well as several privately-held corporations. He holds an A. B. degree from Oberlin College and a
J. D. from John Marshall Law School.

     The Company's other directors, each of whom the Company expects to continue to serve as a director following the Meeting, are as follows:

Class of 1999

     MORLEY KOFFMAN, age 68, has been a director of the Company since December 1991 and was Chairman of the Board until January 1998. Mr. Koffman was a member of the law firm of Freeman & Company of Vancouver, British Columbia until March 31, 1993. From April 1, 1993 until October 31, 1997, he was a member of Koffman Birnie & Kalef. Effective November 1, 1997, he became a member of Koffman Kalef. Mr. Koffman is a director of Ainsworth Lumber Co. Ltd., Nevis Ltd., Lions Gate Entertainment Corporation and Anthem Properties Corporation.

     ANTHONY J. PAONI, age 53, has been a director of the Company since July 1997. Mr. Paoni has been a professor at the J. L. Kellogg Graduate School of Management since September 1996. Prior to that he was an officer of several private software development companies.

     JOHN W. PUTH, age 69, has been a director of the Company since January 1992. Mr. Puth has been President of J. W. Puth Associates since December 1987, and Chairman of VJ Growers since 1996. Mr. Puth is a director of A. M. Castle & Co., Allied Products Co., Brockway Standard Holdings Corporation, L. B. Foster Inc., Lindberg Corporation, System Software Associates, Inc. and several private manufacturing companies.

Class of 2000

     ROBERT V. DELANEY, age 62, has been a director of the Company since December 1991. Mr. Delaney has been an Executive Vice President of Cass Information Systems since January 1990.

     ROBERT P. NEUSCHEL, age 79, has been a director of the Company since December 1991. Since 1978, Professor Neuschel has been Professor of Management at the J. L. Kellogg Graduate School of Management, where he is currently Professor of Corporate Governance and was Associate Dean from 1992 until 1996 for Advisory Board Relations.

     JAMES G. CONNELLY III, age 52, was appointed as the Company's President and Chief Operating Officer on January 5, 1998 and has been a director of the Company since January 1998. He was President and Chief Operating Officer of Caremark International, Inc. from 1992 until 1997. Prior to that, he was an officer of Baxter International, Inc. Mr. Connelly is a director of Boise Cascade Office Products Corporation.

COMMITTEES AND ATTENDANCE

     The Board of Directors met six times during fiscal year 1997. The Audit Committee, currently consisting of directors Neil A. Springer (Chairman), Morley Koffman, Robert V. Delaney, and Robert P. Neuschel met once during fiscal 1997. The Audit Committee oversees the activities of the Company's independent auditors. The Compensation Committee, currently consisting of directors John W. Puth (Chairman), Morley Koffman, William N. Weaver, Jr. and Robert P. Neuschel met twice during fiscal 1997. The Compensation Committee reviews and makes recommendations to the Board of Directors with regard to the salaries, incentive compensation and related benefits of corporate officers and other employees.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company is paid for his services as a director $20,000 per annum, plus $1,000 for each meeting of the Board of Directors he attends. The chairman of the Audit Committee and the chairman of the Compensation Committee receive an additional annual payment of $3,500 and $2,500, respectively. Members of the Audit Committee (other than Mr. Koffman) are paid $1,000 for each meeting they attend if the meeting is not held on the same day as a meeting of the Board of Directors. Members of the Compensation Committee (other than Mr. Koffman) are paid $750 for each meeting they attend if the meeting is not held on the same day as a meeting of the Board of Directors. Members of the committees who attend committee meetings that are held on the same day as meetings of the Board of Directors receive a $250 payment for each such meeting they attend. Directors who are employees of the Company are not separately compensated for their services as a director. For his services as Chairman of the Board of Directors, Mr. Koffman was paid (in addition to the $20,000 annual payment set forth above) $30,000 in 1997.

                            MANAGEMENT COMPENSATION

     The following table discloses the compensation awarded by the Company for services rendered during the Company's last three fiscal years to the chief executive officer and to the other named executive officers as of the end of 1997.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                              ANNUAL COMPENSATION        COMPENSATION AWARDS
                                           -------------------------   -----------------------
                                                                                    SECURITIES
                                                                       RESTRICTED   UNDERLYING
       NAME AND PRINCIPAL                                                STOCK       OPTIONS        ALL OTHER
            POSITION                YEAR   SALARY ($)   BONUS ($)(1)   AWARDS ($)      (#)       COMPENSATION ($)
       ------------------           ----   ----------   ------------   ----------   ----------   ----------------
J. Campbell Carruth..............   1997    600,000        500,000            0      100,000           5,575(3)
  Chairman of the Board &           1996    600,000        300,000            0      100,000           5,250(3)
  Chief Executive Officer           1995    600,000              0            0            0           5,250(3)
James G. Connelly III............   1997   12,944(5)             0            0      200,000               0
  President and Chief
  Operating Officer
Robert V. Fasso(6)...............   1997    239,520        274,520            0       25,000           6,293(4)
  President-Regional Carrier
  Group
Christopher L. Ellis.............   1997    270,000        108,000            0       35,000          40,295(4)
  Senior Vice President,            1996    260,000         62,400       48,000(2)    12,500          39,953(4)
  Finance & Chief Financial
  Officer                           1995    260,000         62,400            0            0          39,710(4)

---------------

(1) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

(2) The shares represented by the restricted stock award are subject to a forfeiture restriction if Mr. Ellis terminates employment with the Company. This restriction lapses with respect to 25% of the shares on each of the first four anniversary dates of the award. Dividends are paid on all restricted shares to the same extent as any other shares of the Company's common stock. The number of restricted shares for Mr. Ellis held at the end of fiscal year 1997 was 2,000 and the value of such shares at the end of the last fiscal year was $66,750.

(3) Consists in all three years of an employer contribution to Mr. Carruth's 401(k) plan maintained by the Company.

(4) Consists in all three years of an employer contribution to Mr. Ellis' 401(k) plan maintained by the Company and the Company's payment of $34,720 each year in split-dollar life insurance premiums on Mr. Ellis' behalf. Consists of an employer contribution to Mr. Fasso's 401(k) plan maintained by the Company and the payment by a subsidiary of the Company of $3,918 in whole life insurance premiums on Mr. Fasso's behalf.

(5) Consists only of Mr. Connelly's compensation from December 19, 1997, the date on which he was hired by the Company.

(6) Mr. Fasso was named an executive officer of the Company on September 12, 1997.

EMPLOYMENT CONTRACTS

     The Company has entered into an agreement with Mr. Connelly. Under his agreement, Mr. Connelly is entitled to receive a base salary of $500,000 as well as a guaranteed 1998 bonus of 40% of base salary, with the opportunity to earn up to a maximum of 75% of base salary in accordance with a formula based on the consolidated operating ratio of the Company. In addition, under the terms of the agreement, in the event there is a change of control during the first year of Mr. Connelly's employment and such change in control results in his termination, or, if he is terminated for reasons other than for "cause" there would be a settlement payment equal to two years of his base salary.

     The Company has also entered into employment agreements with Messrs. Ellis and Fasso. Under his employment agreement, Mr. Ellis is entitled to receive at a minimum, a base salary of $200,000 as well as a discretionary annual bonus that is not guaranteed. Under his employment agreement, Mr. Fasso is entitled to receive at a minimum, a base salary of $235,000 as well as a discretionary annual bonus that is not guaranteed. Under the terms of each agreement, in the event that the individual's employment is terminated by the Company for any reason other than death, disability, retirement or cause, that individual is entitled to either two years notice or, if the Company wishes to terminate his employment without such notice, to be paid his then prevailing salary for a two year period following the termination of his employment.

                         OPTION GRANTS FOR FISCAL 1997

     The following table provides further information on individual stock option grants made for fiscal 1997 to the named executive officers.

                                                  INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                                  -------------------------------------------------      VALUE AT ASSUMED
                                  NUMBER OF                                                ANNUAL RATES
                                    SHARES      % OF TOTAL                                OF STOCK PRICE
                                  UNDERLYING     OPTIONS                                   APPRECIATION
                                   OPTIONS      GRANTED TO    EXERCISE                  FOR OPTION TERM(1)
                                   GRANTED     EMPLOYEES IN    PRICE     EXPIRATION   ----------------------
              NAME                   (#)       FISCAL 1997    ($/SH.)       DATE       5% ($)      10% ($)
              ----                ----------   ------------   --------   ----------   ---------   ----------
J. Campbell Carruth.............  100,000(2)      18.57            31.813  12/12/07   2,000,720    5,070,171
James G. Connelly III...........  200,000(2)      37.14            30.50  12/19/07    3,836,290   11,021,826
Christopher L. Ellis............  35,000(2)        6.50            30.50  12/19/07      671,351    1,928,820
Robert V. Fasso.................  25,000(2)        4.64            30.50  12/19/07      479,536    1,377,728

---------------

(1) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment or nontransferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend, among other things, on future performance of the Common Stock, the amount reflected in this table may not necessarily be achieved.

(2) Options are at the market price on the grant date and vest 20% per year over 5 years.

  AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND JANUARY 3, 1998 OPTION VALUES

     The following table provides information on the value of the named executive officers' unexercised stock options as of January 3, 1998.

                                                             NUMBER OF SHARES            VALUE OF UNEXERCISED
                                  SHARES                  UNDERLYING UNEXERCISED             IN-THE-MONEY
                                 ACQUIRED                       OPTIONS AT                    OPTIONS AT
                                    ON        VALUE         JANUARY 3, 1998 (#)         JANUARY 3, 1998 ($)(1)
                                 EXERCISE   REALIZED    ---------------------------   ---------------------------
             NAME                  (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                --------   ---------   -----------   -------------   -----------   -------------
J. Campbell Carruth............   75,000    1,121,796     25,000         175,000        378,125       1,003,075
James G. Connelly III..........        0            0          0         200,000              0         575,000
Christopher L. Ellis...........   10,000      145,000     42,000          48,000        815,188         293,250
Robert V. Fasso................        0            0     25,000          75,000        300,625         730,625

---------------

(1) Based on the fair market value of $33.375 per share as of January 2, 1998 (the last trading day before fiscal year close), the closing sale price of the Company's common stock on that date as reported by the NASDAQ Stock Market.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company monitors salaries paid to comparably situated senior management at its competitors and sets salaries for its executive officers accordingly. These competitors include the eight publicly traded less-than-truckload (LTL) trucking companies included in the "Peer Group" used for the stock performance graph below (see page 8) as well as others. Base salaries are set to ensure that the Company is competitively positioned to retain and attract outstanding senior management. Based on available information, the Company believes that total executive compensation is near or slightly above the median of these competitors' total compensation.

Compensation of Executive Officers Generally

     In general, the Company sets initial base salaries for its executive officers in light of this competitive analysis to ensure that the Company is competitively positioned to retain and attract outstanding senior management. Subsequent raises in base salary are determined in light of experience, individual job performance and the Company's overall performance.

     Senior managers, including the executive officers, also are eligible for an annual bonus. Executive officers of the Company, other than Mr. Carruth, are eligible for a bonus depending on the Company's profit margins as well as to the extent to which they achieve individualized goals tied to their specific areas of responsibility. The Company operates through a number of distinct operating subsidiaries. The bonus plan for the chief executive officer of each subsidiary depends on that subsidiary's profit margins as well as to the extent to which they achieve individualized goals tied to their specific areas of responsibility. The bonus for executive officers of the Company, other than Mr. Carruth, and for the chief executive officer of each subsidiary generally varies from 50% to 100% of base salary depending on the individual plan. Mr. Fasso received a one-time special bonus of $35,000 for assuming added responsibilities in his position as President-Regional Carrier Group.

     To encourage management to maximize stockholder value over the long term, the Company grants to selected senior managers an equity interest in the Company in the form of restricted stock awards or stock options granted pursuant to its stock option plan. The options are granted with an exercise price equal to the market price at the time of grant, and become exercisable generally in stages over a five year period. The restricted stock awards vest as to 25% of the shares on each anniversary date of the award. Both the stock options and restricted stock awards provide senior managers with an incentive to remain with the Company over a substantial period of time and closely ally the long term interests of management with those of the stockholders.

Compensation of the Chief Executive Officer

     Mr. Carruth's salary for 1997 included in the Summary Compensation Table was set by the Compensation Committee and memorialized in a summary memo. The Compensation Committee recommended that Mr. Carruth, as Chief Executive Officer, be awarded a bonus of $500,000 for 1997. The Committee's principal reason for doing so was the Company's strong financial performance in 1997, a year in which the Company had record earnings.

     The Compensation Committee endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interest in enhancing shareholder value. In determining the size of Mr. Carruth's stock option grant in December 1997, the Committee considered the Company's financial performance in 1997 which was very strong compared to the Company's peer group, the Company's successful equity offering in January 1997 and Mr. Carruth's outstanding leadership. It is the Committee's view that Mr. Carruth's total 1997 compensation package was based on an appropriate balance of (1) the Company's performance in 1997, (2) his own performance level and (3) increases in the market value of the Company's common stock in 1997.

     Changes made to the Internal Revenue Code in 1993 limit the Company's ability to deduct, for federal income tax purposes, certain compensation in excess of $1 million per year paid to individuals named in the Summary Compensation Table. This limitation was effective beginning in 1994. Based on its review of the facts and circumstances, the Committee believes that the limitation will have no effect on the Company in 1997. Although the Committee will periodically review the advisability of making changes in compensation plans to reflect government mandated policies, it will not do so unless it feels that such changes are in the best interests of the Company or its stockholders.

                                           COMPENSATION COMMITTEE

                                           John W. Puth, Chairman
                                           Morley Koffman
                                           Robert P. Neuschel
                                           William N. Weaver, Jr.

COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER RETURNS

     The following graph compares the cumulative total stockholder return on the Company's Common Stock for the last five years with the cumulative total return of The NASDAQ Stock Market and an index prepared for the Company of the stock price performance on a cumulative total return basis of 8 less-than-truckload general commodities motor carriers whose stock is currently publicly traded (the "Peer Group Index"). The graph assumes that $100 was invested on January 1, 1993 in the Company's common stock, the stock of the companies comprising The NASDAQ Stock Market and the Peer Group companies (allocated among the Peer Group companies pro rata according to their relative market capitalizations). Note:
The Company's stock price performance shown below is not necessarily indicative of future price performance.

   COMPARISON FOR THE PERIOD JANUARY 1, 1993 THROUGH DECEMBER 31, 1997 OF THE
    CUMULATIVE TOTAL RETURNS OF USFREIGHTWAYS CORPORATION COMMON STOCK, THE
                NASDAQ STOCK MARKET, AND THE "PEER GROUP" INDEX.

               MEASUREMENT PERIOD
             (FISCAL YEAR COVERED)                 USFREIGHTWAYS      NASDAQ INDEX       PEER GROUP
12/31/92                                                   100.000           100.000           100.000
1/29/93                                                    108.333           102.847           103.040
02/26/93                                                    95.238            99.010           100.624
03/31/93                                                   119.166           101.876            95.880
04/30/93                                                   117.369            97.528            92.448
05/28/93                                                   126.950           103.354            89.487
06/30/93                                                   134.852           103.832            89.331
07/30/93                                                   136.056           103.954            93.099
08/31/93                                                   161.340           109.327            96.504
09/30/93                                                   168.430           112.583           100.261
10/29/93                                                   162.996           115.114           111.375
11/30/93                                                   177.485           111.682           108.431
12/31/93                                                   196.319           114.796           119.589
01/31/94                                                   179.959           118.281           123.317
02/28/94                                                   209.043           117.177           126.584
03/31/94                                                   177.839           109.971           119.229
04/29/94                                                   171.455           108.544           115.439
05/31/94                                                   156.863           108.809           112.020
06/30/94                                                   168.496           104.830           109.926
07/29/94                                                   181.316           106.980           110.533
08/31/94                                                   177.653           113.800           118.838
09/30/94                                                   189.405           113.509           113.880
10/31/94                                                   187.566           115.740           114.851
11/30/94                                                   182.969           111.900           104.713
12/30/94                                                   189.227           112.214           114.378
01/31/95                                                   197.534           112.843           109.692
02/28/95                                                   203.072           118.811           117.588
03/31/95                                                   176.142           122.334           111.299
04/28/95                                                   174.288           126.186           112.427
05/31/95                                                   168.726           129.442           106.323
06/30/95                                                   148.070           139.932           101.980
07/31/95                                                   163.902           150.218           105.904
08/31/95                                                   154.589           153.262           104.577
09/29/95                                                   141.347           156.787            97.593
10/31/95                                                   134.794           155.888            88.616
11/30/95                                                   147.899           159.549            95.065
12/29/95                                                   151.393           158.699            90.185
01/31/96                                                   139.169           159.482            78.122
02/29/96                                                   156.095           165.552            84.569
03/29/96                                                   171.827           166.101            90.205
04/30/96                                                   170.883           179.882            93.377
05/31/96                                                   164.275           188.141            89.137
06/28/96                                                   147.972           179.660            80.560
07/31/96                                                   134.218           163.658            76.775
08/30/96                                                   157.458           172.828            85.053
09/30/96                                                   156.224           186.048            84.261
10/31/96                                                   166.703           183.993            84.522
11/29/96                                                   197.662           195.367            88.066
12/31/96                                                   209.855           195.192            93.064
01/31/97                                                   194.080           209.064           101.303
02/28/97                                                   184.519           197.505            97.574
03/31/97                                                   198.646           184.612           108.343
04/30/97                                                   207.283           190.384           111.643
05/30/97                                                   186.171           211.969           119.015
06/30/97                                                   199.356           218.452           131.938
07/31/97                                                   239.324           241.510           140.661
08/29/97                                                   231.137           241.142           150.618
09/30/97                                                   259.799           255.404           172.595
10/31/97                                                   250.141           242.129           161.323
11/28/97                                                   237.586           243.326           155.637
12/31/97                                                   251.852           239.527           136.953

---------------

(1) The "Peer Group" Index consists of the following eight publicly traded companies, whose primary business is as a less-than-truckload general commodities motor carrier: Arkansas Best Corporation; American Freightways Corporation; Arnold Industries Inc.; Consolidated Freightways Corporation; CNF Transportation, Inc.; Old Dominion Freight Line, Inc.; Roadway Express, Inc.; and Yellow Corporation.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     William N. Weaver, Jr., a director, is a member of the law firm of Sachnoff & Weaver, Ltd., an Illinois professional corporation. Sachnoff & Weaver, Ltd. has acted and continues to act as outside counsel to the Company with regard to certain matters and has received legal fees for services rendered in connection therewith.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     John W. Puth, Morley Koffman, Robert P. Neuschel and William N. Weaver, Jr., none of whom are employees of the Company served on the Compensation Committee. Mr. Weaver served as Assistant Secretary of the Company in a non-employee capacity. There are no committee interlocks or insider (employee) participation.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     By the selection of the Company's management and its Board of Directors, the accounting firm of Arthur Andersen LLP, certified public accountants, serves the Company as its independent public accountants. One or more representatives of Arthur Andersen LLP are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that, during fiscal year 1997, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with except that one report, covering one transaction involving the disposition of the Company's Common Stock, was inadvertently filed late by Mr. Robert P. Neuschel, a director of the Company.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders accompanies this Proxy Statement. The Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended January 3, 1998, as filed with the Commission, is available without charge to any stockholder upon written request to Christopher L. Ellis, Senior Vice President, Finance and Chief Financial Officer, USFreightways Corporation, 9700 Higgins Road, Suite 570, Rosemont, Illinois 60018. The exhibits filed with the Form 10-K are not included; however, copies of such exhibits will be furnished, if requested, upon payment of the Company's reasonable expenses in furnishing those materials.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for evaluation as to inclusion in the proxy materials for the Company's next annual meeting of stockholders must be received by the Company not later than November 17, 1998, at the Company's principal executive offices at 9700 Higgins Road, Suite 570, Rosemont, Illinois 60018.

                                 OTHER MATTERS

     Management is not aware of any other matters to be presented for action at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named as proxies in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgment.

                                          For the Board of Directors

                                          RICHARD C. PAGANO
                                          Secretary

Rosemont, Illinois
March 25, 1998

                        PROXY/VOTING INSTRUCTION CARD
                          USFREIGHTWAYS CORPORATION
            9700 W. HIGGINS, SUITE 570 - ROSEMONT, ILLINOIS 60018
                                 COMMON STOCK

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 1, 1998.

The undersigned appoints J. Campbell Carruth and Christopher L. Ellis as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of USFreightways Corporation held of record by the undersigned on March 10, 1998, at the Annual Meeting of Stockholders to be held on May 1, 1998 or any adjournment thereof, and in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED.


                          USFREIGHTWAYS CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

[                                                                             ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF DIRECTORS
                                                         FOR  WITHHELD  FOR ALL
                                                         ALL     ALL    EXCEPT
1.  Election of Directors                                / /    / /      / /
    NOMINEES: J. Campbell Carruth, Neil A. Springer and
                     William N. Weaver, Jr.


-------------------------------------------------------
(Except nominee(s) written above.)









This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s).


                                                    DATE:
------------------------  -----------------------         -------------------
SIGNATURE(S)
NOTE: PLease sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.


                          *  FOLD AND DETACH HERE  *


PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

                             [USFREIGHTWAYS LOGO]